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                                                                    Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 21, 1998 included in the Just For Feet, Inc. Form 8-K/A dated July 27, 1998 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Philadelphia, PA
June 10, 1999